UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2004 (May 19, 2004)

American Woodmark Corporation®

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	0-14798 (Commission File Number)	54-1138147 (IRS Employer Identification No.)

3102 Shawnee Drive, Winchester, Virginia (Address of principal executive offices)	22601 (Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

American Woodmark Corporation

ITEM 4.	Changes in Registrant’s Certifying Accountant.

On May 19, 2004, the Audit Committee of the Board of Directors of American Woodmark Corporation dismissed Ernst & Young LLP as its independent auditors pending completion of its work associated with the audit of financial statements for fiscal year ended April 30, 2004.   On May 19, 2004, the Audit Committee approved the engagement of KPMG LLP as its independent auditors to replace the firm of Ernst & Young LLP for the Company’s fiscal year 2005.

The reports of Ernst & Young LLP on the consolidated financial statements of American Woodmark Corporation for the past two fiscal years ended April 30, 2003 and April 30, 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of American Woodmark’s financial statements for each of the past two fiscal years ended April 30, 2003 and April 30, 2002 and in the subsequent interim periods, there were no disagreements between American Woodmark Corporation and its auditors, Ernst & Young LLP on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its reports.

American Woodmark Corporation has not consulted with KPMG LLP during the last two fiscal years ended April 30, 2003 and 2002 or during the subsequent interim periods on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on American Woodmark’s consolidated financial statements.

American Woodmark Corporation has provided Ernst & Young LLP with a copy of this disclosure and has requested Ernst & Young LLP to furnish American Woodmark with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the statements made above by American Woodmark. This letter is attached hereto as Exhibit 16.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION (Registrant)

/s/ Dennis M. Nolan, Jr.	/s/ Kent B. Guichard
Dennis M. Nolan, Jr. Corporate Controller	Kent B. Guichard Executive Vice President

Date: May 21, 2004	Date: May 21, 2004

Signing on behalf of the registrant and as principal accounting officer	Signing on behalf of the registrant and as principal financial officer

EXHIBIT INDEX

Exhibit Number	Exhibit

16	Letter of Ernst & Young LLP regarding change in certifying accountant. Filed Herewith.